Janet Nittmann
jnittmann@doversaddlery.com
Tel 978-952-8062 x218

For Immediate Release

Dover Saddlery Reports Third Quarter 2013 Financial Results

LITTLETON, MA – November 12, 2013 — Dover Saddlery, Inc. (NASDAQ:DOVR), the leading multi-channel retailer of equestrian products, today reported financial results for the third quarter ended September 30, 2013.

Total revenues for the third quarter of 2013 increased 10.5%, or $2.1 million, to $22.6 million from $20.5 million achieved in the third quarter of 2012. Retail store channel revenues increased 15.6%, or $1.5 million, to $11.4 million and same-store sales increased 4.2% over the third quarter of 2012. Net income for the third quarter increased 154.6%, or $269,000, to $443,000 from $174,000. Earnings per share increased $0.05 to $0.08 from $0.03 per fully diluted share in the third quarter of 2012.

Year-to-Date Results

For the first nine months of 2013, total revenues increased 6.4% to $63.6 million, from $59.7 million achieved in the corresponding period in 2012. Retail store channel revenues increased 15.7% to $30.4 million and same-store sales increased 1.9% year to date. Net income decreased to $260,000, or $0.05 per fully diluted share, from $716,000, or $0.13 per fully diluted share.

“Our retail stores performed extremely well in the third quarter and same-store sales recovered nicely from the first quarter, and continue to increase. For the ten-week period ending October 27, same store sales are up 10% over the same period last year,” said Stephen L. Day, President and CEO of Dover Saddlery. “Our recent new store opening in Winter Park, Florida exceeded expectations with well over five hundred guests attending the VIP private reception and shopping event.”

Business Outlook 2013

Dover Saddlery has opened two stores since the close of the third quarter, and is planning to open one store in December of 2013, which will bring the total number of retail stores to twenty two. Until there is greater long-term visibility on sustainable economic conditions and consumer behavior, the Company is not providing guidance on other business prospects.

Today’s Teleconference and Webcast

Dover Saddlery executives will host a conference call at 4:30 pm ET today, to discuss the results. Interested parties may access the call by dialing +1-877-712-7037 or may listen to the call live via webcast. To access the webcast please go to http://investor.shareholder.com/DOVR/events.cfm and click on the webcast icon.

About Dover Saddlery, Inc. Dover Saddlery, Inc. (NASDAQ:DOVR — News) is the leading multi-channel retailer of equestrian products in the United States. Founded in 1975 in Wellesley, Massachusetts, by United States Equestrian team members, Dover Saddlery has grown to become The Source® for equestrian products. Dover offers a broad and distinctive selection of competitively priced, brand-name products for horse and rider through catalogs, the Internet and company-owned retail stores. Dover Saddlery, Inc. serves the English rider and through Smith Brothers, the Western rider. The Source®, Dover Saddlery® and Smith Brothers® are registered marks of Dover Saddlery.

For more information, please call 1-978-952-8062 or visit www.DoverSaddlery.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements made about the Company’s business outlook for the balance of fiscal 2013 and beyond, overall revenue growth, customer sentiment and behavior, sales in the direct channel, retail-store and same-store sales growth, and the opening of new stores. All statements other than statements of historical fact included in this press release regarding the Company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although Dover believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. These forward-looking statements involve significant risks and uncertainties, including those discussed in this release and others that can be found in “Item 1A Risk Factors” of Dover Saddler’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Dover Saddlery is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. No forward-looking statement can be guaranteed and actual results may differ materially from those Dover Saddlery projects.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 30,	Sept. 30	Sept. 30	Sept 30
	2013	2012	2013	2012

Revenues, net- direct	$11,180	$10,567	$33,175	$33,472
Revenues, net – retail stores	11,435	9,895	30,409	26,276

Revenues, net — total	$22,615	$20,462	$63,584	$59,748
Cost of revenues	14,044	12,842	39,976	37,224

Gross profit	8,571	7,620	23,608	22,524
Selling, general and administrative expenses	7,640	7,011	22,715	20,665

Income from operations	931	609	893	1,859
Interest expense, financing and other related costs, net	154	128	426	390
Other investment (income) loss, net	4	15	(33)	(16)

Income before income tax provision	773	466	500	1,485
Provision for income taxes	330	292	240	769

Net income	$443	$174	$260	$716

Net income per share
Basic	$0.08	$0.03	$0.05	$0.13

Diluted	$0.08	$0.03	$0.05	$0.13

Number of shares used in per share calculation
Basic	5,345,000	5,333,000	5,340,000	5,333,000
Diluted	5,534,000	5,524,000	5,524,000	5,560,000

Other Operating Data:

Number of retail stores(1)	19	17	19	17
Capital expenditures	567	716	1,312	1,837
Gross profit margin	37.9%	37.2%	37.1%	37.7%

(1)	Includes eighteen Dover-branded stores and one Smith Brothers store.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
 (In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30
	2013	2012	2013	2012
Net income	$443	$174	$260	$716

Other comprehensive loss:
Change in fair value of interest rate swap contract, net of tax	4	(2)	53	(12)

Total comprehensive income	$447	$172	$313	$704

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	Sept. 30,	Dec. 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$230	$299
Accounts receivable	988	1,778
Inventory	24,322	19,915
Prepaid catalog costs	971	784
Prepaid expenses and other current assets	1,131	1,116
Deferred income taxes	246	300

Total current assets	27,888	24,192
Net property and equipment	5,503	5,034

Other assets:
Deferred income taxes	1,282	1,201
Intangibles and other assets, net	826	784

Total other assets	2,108	1,985

Total assets	$35,499	$31,211

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations and outstanding checks	$1,355	$337
Current portion – Term notes	786	589
Current portion – Capex term loan	468	—
Accounts payable	2,733	1,837
Accrued expenses and other current liabilities	4,986	6,348
Income taxes payable	76	936
Total current liabilities	10,404	10,047

Long-term liabilities:
Revolving line of credit	3,997	1,515
Capex term loan, net of current portion	1,638	—
Term notes, net of current portion	4,321	4,911
Capital lease obligation, net of current portion	77	121
Interest rate swap contract	216	320

Total long-term liabilities	10,249	6,867
Stockholders’ equity:
Common stock, par value $0.0001 per share; 15,000,000 shares authorized; 6,144,619 and 6,133,343 issued and 5,348,754 and 5,337,478 outstanding as of September 30, 2013 and December 31, 2012, respectively	1	1
Additional paid in capital	46,209	45,973
Treasury stock, 795,865 shares at cost	(6,082)	(6,082)
Other comprehensive loss	(136)	(189)
Accumulated deficit	(25,146)	(25,406)

Total stockholders’ equity	14,846	14,297

Total liabilities and stockholders’ equity	$35,499	$31,211

Non-GAAP Financial Measures and Information

From time to time, in addition to financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company provides financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance and ongoing operations. The Company believes that these non-GAAP operating measures supplement our GAAP financial information and provide useful information to investors for evaluating the Company’s operating results and trends that may be affecting the Company’s business, as they allow investors to more readily compare our operations to prior financial results and our future performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

When we use the term “Adjusted EBITDA”, we are referring to net income minus interest income, investment income and other income plus interest expense, income taxes, non-cash stock-based compensation, depreciation, amortization and other investment loss. We present Adjusted EBITDA because we consider it an important measure of our performance, and the Company ties its executive and employee bonus pools directly to this measure. We also believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

The following table reconciles net income to Adjusted EBITDA (in thousands):

	Three Months Ended				Nine Months Ended
	Sept. 30,		Sept. 30,		Sept. 30,		Sept. 30,
	2013		2012		2013		2012
Net income	$443	*	$174	*	$260	**	$716	**
Depreciation	295		237		843		661
Amortization of intangible assets	17		—		52		—
Stock-based compensation	81		62		219		186
Interest expense, financing and	154		128		426		390
other related costs, net
Other investment (income) loss, net	4		15		(33)		(16)
Provision for income taxes	330		292		240		769

Adjusted EBITDA	$1,324	*	$908	*	$2,007	**	$2,706	**

(*) For the three months ended September 30, 2013 gift card breakage income was $30,146. For the three months ended September 30, 2012 gift card breakage income was $41,632.

(**) For the nine months ended September 30, 2013 gift card breakage income was $90,438. The nine months ended September 30, 2012 includes the cumulative impact of the change in accounting for gift card breakage income of $441,362 plus gift card breakage income for the period of $124,896.